Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com

Sprouts Farmers Market, Inc. Reports Second Quarter 2022 Results

Sprouts Achieves Milestone of Celebrating 20th Year Anniversary

PHOENIX, Ariz. – (Globe Newswire) – August 3, 2022 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week second quarter ended July 3, 2022.

"The disciplined execution of our long-term strategy, with a sharp focus on near-term initiatives, delivered results that surpassed our expectations during the second quarter," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "As we celebrate our company's 20th anniversary, I want to express my sincere appreciation to all of our team members for their passion and dedication to our customers."

Second Quarter Highlights:

•
Net sales totaled $1.6 billion; a 5% increase from the same period in 2021. Net sales growth was driven by an increase in comparable store sales and new stores opened
•
Comparable store sales growth of 2.0%
•
Diluted earnings per share of $0.57; compared to diluted earnings per share of $0.52 in the same period in 2021
•
Opened 2 new stores and closed 3 stores due to lease expirations, resulting in 378 stores in 23 states as of July 3, 2022

Leverage and Liquidity in Second Quarter 2022

•
Ended the quarter with $289 million in cash and cash equivalents and a $250 million balance on its $700 million revolving credit facility
•
Repurchased 2.4 million shares of common stock for a total investment of $65 million
•
Generated cash from operations of $209 million and invested $46 million in capital expenditures, net of landlord reimbursement, year-to-date thru July 3, 2022

Third Quarter and Full-Year 2022 Outlook

”We are relatively pleased with our financial performance year to date and continue to be encouraged by another quarter of positive traffic," said Chip Molloy, chief financial officer of Sprouts Farmers Market. “We are cautiously optimistic that we can continue to successfully navigate the remainder of the year during these highly inflationary times while simultaneously pushing forward with our long-term strategy which is supported by our strong cash generation.”

The following provides information on our Full-Year 2022 Outlook:

•
Net sales growth: 4.0% to 5.0%
•
Comparable store sales growth: 1.0% to 2.0%
•
Adjusted diluted earnings per share: $2.18 to $2.26
•
Unit Growth: 15 to 17 new stores

•
Capital Expenditures (net of landlord reimbursements): $130M to $150M

The following provides information on our Third Quarter 2022 Outlook:

•
Comparable store sales growth: 1.0% to 2.0%
•
Adjusted diluted earnings per share: $0.49 to $0.53

Second Quarter 2022 Conference Call

Sprouts will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Wednesday, August 3, 2022, during which Sprouts executives will further discuss second quarter 2022 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage located at investors.sprouts.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

The audio replay will remain available for 72 hours and can be accessed by dialing 877-344-7529 (toll-free) or412-317-0088 (international) and entering the confirmation code: 7359561.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the impact of the COVID-19 pandemic; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts is the place where goodness grows. True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 31,000 team members and operates approximately 380 stores in 23 states nationwide. This year, Sprouts celebrates its 20th year anniversary. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Twenty-six weeks ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Net sales	$1,595,482	$1,521,993	$3,236,643	$3,097,440
Cost of sales	1,015,125	971,912	2,044,538	1,961,185
Gross profit	580,357	550,081	1,192,105	1,136,255
Selling, general and administrative expenses	462,110	436,420	922,020	876,082
Depreciation and amortization (exclusive of depreciation included in cost of sales)	31,244	30,430	63,064	61,659
Store closure and other costs, net	493	(419)	870	1,629
Income from operations	86,510	83,650	206,151	196,885
Interest expense, net	2,658	2,938	5,697	5,929
Income before income taxes	83,852	80,712	200,454	190,956
Income tax provision	21,855	19,698	50,150	46,894
Net income	$61,997	$61,014	$150,304	$144,062
Net income per share:
Basic	$0.57	$0.52	$1.37	$1.22
Diluted	$0.57	$0.52	$1.36	$1.22
Weighted average shares outstanding:
Basic	109,067	117,246	109,985	117,645
Diluted	109,619	117,831	110,762	118,265

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	July 3, 2022	January 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$288,965	$245,287
Accounts receivable, net	13,260	21,574
Inventories	292,862	265,387
Prepaid expenses and other current assets	49,520	35,468
Total current assets	644,607	567,716
Property and equipment, net of accumulated depreciation	690,460	716,029
Operating lease assets, net	1,083,183	1,072,019
Intangible assets, net of accumulated amortization	184,960	184,960
Goodwill	368,878	368,878
Other assets	15,236	13,513
Total assets	$2,987,324	$2,923,115
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$173,687	$145,901
Accrued liabilities	138,659	155,996
Accrued salaries and benefits	48,222	58,743
Current portion of operating lease liabilities	153,651	151,755
Current portion of finance lease liabilities	1,130	1,078
Total current liabilities	515,349	513,473
Long-term operating lease liabilities	1,101,148	1,095,909
Long-term debt and finance lease liabilities	259,219	259,656
Other long-term liabilities	38,253	36,306
Deferred income tax liability	59,665	57,895
Total liabilities	1,973,634	1,963,239
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 107,967,677 shares issued and outstanding, July 3, 2022; 111,114,374 shares issued and outstanding, January 2, 2022	108	111
Additional paid-in capital	715,331	704,701
Accumulated other comprehensive income (loss)	193	(3,758)
Retained earnings	298,058	258,822
Total stockholders' equity	1,013,690	959,876
Total liabilities and stockholders' equity	$2,987,324	$2,923,115

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Twenty-six Weeks Ended	Twenty-six Weeks Ended
	July 3, 2022	July 4, 2021
Operating activities
Net income	$150,304	$144,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	64,856	63,152
Operating lease asset amortization	57,360	52,631
Store closure and other costs, net	171	—
Share-based compensation	7,920	7,851
Deferred income taxes	1,770	2,920
Other non-cash items	324	740
Changes in operating assets and liabilities:
Accounts receivable	11,389	14,685
Inventories	(27,475)	(19,873)
Prepaid expenses and other current assets	(12,851)	(13,679)
Other assets	164	(4,363)
Accounts payable	32,877	23,653
Accrued liabilities	(318)	(8,416)
Accrued salaries and benefits	(10,521)	(28,587)
Operating lease liabilities	(65,502)	(58,131)
Other long-term liabilities	(1,505)	660
Cash flows from operating activities	208,963	177,305
Investing activities
Purchases of property and equipment	(53,098)	(39,421)
Cash flows used in investing activities	(53,098)	(39,421)
Financing activities
Payments on finance lease liabilities	(385)	(333)
Payments of deferred financing costs	(3,373)	—
Repurchase of common stock	(111,071)	(87,484)
Proceeds from exercise of stock options	2,710	1,246
Cash flows used in financing activities	(112,119)	(86,571)
Increase in cash, cash equivalents, and restricted cash	43,746	51,313
Cash, cash equivalents, and restricted cash at beginning of the period	247,004	171,441
Cash, cash equivalents, and restricted cash at the end of the period	$290,750	$222,754

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA and EBIT. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA to net income for the thirteen and twenty-six weeks ended July 3, 2022 and July 4, 2021:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-six Weeks Ended	Twenty-six Weeks Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
Net income	$61,997	$61,014	$150,304	$144,062
Income tax provision	21,855	19,698	50,150	46,894
Interest expense, net	2,658	2,938	5,697	5,929
Earnings before interest and taxes (EBIT)	86,510	83,650	206,151	196,885
Depreciation, amortization and accretion	32,136	31,311	64,856	63,152
EBITDA	$118,646	$114,961	$271,007	$260,037

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Source: Sprouts Farmers Market, Inc

Phoenix, AZ

8/3/22